LEASE SUPPLEMENT NO. 3

          LEASE SUPPLEMENT NO. 3, dated as of January 26, 1993, between PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (herein, together with its permitted successors and assigns, "Lessee") and FIRST INTERSTATE BANK OF OREGON, N.A. (formerly known as First National Bank of Oregon), a national banking association, as trustee (herein, together with its permitted successors and assigns, "Lessor") under a Trust Agreement dated as of September 1, 1979, between it and the Owner Participant named therein.

                                  INTRODUCTION

          Lessee and Lessor have heretofore entered into a Lease Agreement dated as of September 1, 1979, as supplemented by Lease Supplement No. 1 dated November 7, 1979 and Lease Supplement No. 2 dated January 23, 1980 (herein, as heretofore supplemented in accordance with the provisions thereof, the "Lease"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Lease.

          The Owner Participant is refinancing the indebtedness originally incurred to finance a portion of Lessor's Cost of the Equipment subject to the Lease and, in connection therewith, the Lessor and Lessee desire to amend the Lease as herein provided.

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 3 of the Lease, Lessor and Lessee hereby agree as follows:

          1. The following terms defined in Section 1 of the Lease are amended as follows:

          (a) Each of the following terms is amended by changing the reference to "Participation Agreement" in the definition thereof to "Note Agreement":

                "Indenture"                   "Operative Documents"
                "Lease Assignment"            "Participants"
                "Loan Participants"           "Secured Notes"

          (b) The term "Descriptive Warranty" is amended to read in its entirety as follows:

         "Descriptive Warranty" shall have the meaning specified in either the Participation Agreement or Note Agreement as appropriate.

          (c) The term "Stipulated Loss Value" is amended by changing the reference to "premium" in the first and last sentences of the definition thereof to "Make-Whole Amount."

          (d) The term "Termination Value" is amended by changing the reference to "premium" in the first and third sentences of the definition thereof to "Make-Whole Amount."

          (e) The definition of the term "Stipulated Interest Rate" is hereby amended in its entirety to read as follows:

                  "Stipulated Interest Rate" shall mean (i) at all times prior to the Purchase Date (as defined in the Note Agreement), 11.20% per annum and (ii) on and after the Purchase Date, 8.49%, in each case computed on the basis of a 360-day year of 12 30-day months.

          (f) The following additional terms in appropriate alphabetical order:

               "Make-Whole Amount" shall have the meaning specified in the Indenture.

               "Note Agreement" shall mean the Note Purchase Agreement dated as of January 26, 1993 among the Lessee, the Owner Participant, the Loan Participant, the Lessor and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of the Indenture.

          2. Section 4(b) of the Lease is amended to read in its entirety as follows:

               (b) On the date hereof Lessee shall pay to Lessor $17,885.69, representing Basic Rent for the period from January 23, 1993 to and including the date hereof. Lessee shall pay to Lessor Basic Rent in 24 semiannual installments on the Semiannual Rent Payment Dates during the Basic Term, commencing on July 23, 1993, each in an amount equal to that percentage of Lessor's Cost set opposite the applicable Semiannual Rent Payment Date in Schedule 1 (subject to adjustment as provided in the Participation Agreement and the Note Agreement); provided, however, that the amount of Basic Rent payable on any Semiannual Rent Payment Date shall in no event be less than the aggregate amount of the regularly scheduled installments of principal and interest due and payable on the Secured Notes on such Semiannual Rent Payment Date.

          3. Sections 4(c), 4(d), 4(e), 4(f) and 25 of the Lease are amended by inserting immediately following the words "Participation Agreement" wherever they occur the phrase "or the Note Agreement."

          4. Section 14(a)(i) of the Lease is amended by inserting immediately following the words "Participation Agreement" the phrase ", Article XII of the Note Agreement."

          5. Section 28 of the Lease is amended by deleting the word "Participation" in clause (e) thereof and inserting the word "Note" therefor.

          6. Schedules 1, 2 and 3 to the Lease are amended to read in their entirety as set forth in Schedules 1, 2 and 3 to this Lease Supplement No. 3.

          7. No Default has occurred or is continuing.

          8. This Lease Supplement is supplemental to the Lease. As supplemented and amended by this Lease Supplement, the Lease is in all respects ratified, approved and confirmed, and the Lease and this Lease Supplement shall together constitute one and the same instrument.

          9. CONCURRENTLY WITH THE EXECUTION OF THIS LEASE SUPPLEMENT, THE LEASE AS AMENDED HEREBY HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF UNITED STATES NATIONAL BANK OF OREGON, INDENTURE TRUSTEE, UNDER AND TO THE EXTENT SET FORTH IN THE INDENTURE AND FIRST DEED OF TRUST DATED AS OF JANUARY 26, 1993, BETWEEN FIRST INTERSTATE BANK OF OREGON, AS OWNER TRUSTEE, AND UNITED STATES NATIONAL BANK OF OREGON, AS INDENTURE TRUSTEE, AS SUCH INDENTURE AND FIRST DEED OF TRUST MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THE LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY UNITED STATES NATIONAL BANK OF OREGON ON THE SIGNATURE PAGE THEREOF EVIDENCES THE MONETARY OBLIGATIONS OF THE LESSEE THEREUNDER. SEE SECTION 27 OF THE LEASE FOR FURTHER INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE OTHER COUNTERPARTS HEREOF.

          10. This Lease Supplement is being executed in more than one counterpart, each of which shall be deemed original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart has been prominently marked to identify the party to whom originally delivered. Only the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on the signature page thereof shall evidence the monetary obligations of Lessee hereunder and thereunder. To the extent, if any, that this Lease

Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created by the transfer or possession of any counterpart thereof other than the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on or immediately following the signature page thereof.

          11. Owner Trustee is entering into this Lease Supplement No. 3 in its fiduciary capacity under the Trust Agreement and shall have no personal liability hereunder except as expressly provided in the Lease or the Trust Agreement.

          IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease Supplement to be duly executed and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized the day and year first above written.

                                         PORTLAND GENERAL ELECTRIC COMPANY,
                                            as Lessee,


                                         By:  /s/ Steven N. Elliott
                                             --------------------------
                                         Title:  Assistant Treasurer
[Seal]

Attest:

/s/ Steven F. McCarrel
---------------------------------
Title:  Assistant Secretary

                                         FIRST INTERSTATE BANK OF OREGON, N.A.
                                            as Owner Trustee and Lessor,


                                         By:  /s/ C. Plouf
                                             --------------------------
                                         Title:  Trust Officer


                                         By:  /s/ George Beeman
                                             --------------------------
                                         Title:  Assistant Vice President


          *Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this 26th day of January, 1993.

                                             UNITED STATES NATIONAL BANK OF
                                             OREGON, as Indenture Trustee,


                                             By:  /s/ B. Carrick
                                             --------------------------
                                             Title:  Trust Officer

*This language in the original counterpart only.

                   ACKNOWLEDGEMENTS TO LEASE SUPPLEMENT NO. 3

STATE OF OREGON                           )
                                          )  ss.:
COUNTY OF MULTNOMAH,                      )

          The foregoing instrument was acknowledged before me this 25th day of January, 1993, by Steven N. Elliott, an Assistant Treasurer of Portland General Electric Company, an Oregon corporation on behalf of the corporation.

                                                     /s/ Marlea M. Barnes
                                                    --------------------------
                                                          Notary Public

                                                    (Official Seal)



STATE OF OREGON                           )
                                          )  ss.:
COUNTY OF MULTNOMAH,                      )

         The foregoing instrument was acknowledged before me this 25th day of January, 1993, by C. Plouf and George Beeman, a Trust Officer and Assistant Vice President, respectively, of First Interstate Bank of Oregon, N.A., a national banking association, on behalf of the association.

                                                     /s/ Marlea M. Barnes
                                                    --------------------------
                                                         Notary Public

                                                     (Official Seal)

                                                                   SCHEDULE 1
                                                                      TO
                                                               LEASE AGREEMENT



                                   BASIC RENT



 Rental Date                           Rent Amount                  % of Cost
 -----------                           -----------                  ---------

 July 23, 1993                           749652.81                1.90753293
 January 23, 1994                       2467039.59                6.27751833
 July 23, 1994                           698518.49                1.77741884
 January 23, 1995                       2530879.89                6.43996348
 July 23, 1995                           632074.44                1.60834827
 January 23, 1996                       2597323.95                6.60903405
 July 23, 1996                           573419.53                1.45909764
 January 23, 1997                       2655987.85                6.75828468
 July 23, 1997                           515421.54                1.31151854
 January 23, 1998                       2713976.84                6.90586378
 July 23, 1998                           457965.30                1.16531798
 January 23, 1999                       2772429.81                7.05460057
 July 23, 1999                           401040.54                1.02046976
 January 23, 2000                       3546001.93                9.02299752
 July 23, 2000                           324690.48                0.82619285
 January 23, 2001                       3622351.98                9.21727443
 July 23, 2001                           254758.93                0.64824814
 January 23, 2002                       3692283.54                9.39521914
 July 23, 2002                           185045.09                0.47085743
 January 23, 2003                       3761997.38                9.57260985
 July 23, 2003                           114620.36                0.29165782
 January 23, 2004                       3832422.11                9.75180946
 July 23, 2004                           550256.91                1.40015906
 January 23, 2005                       3385821.55                8.61540970




                                                                  SCHEDULE 2
                                                                       TO
                                                              LEASE AGREEMENT



                             STIPULATED LOSS VALUES

          The Stipulated Loss Value of the Equipment as of any Semiannual Rent Payment Date shall mean the product derived from multiplying (i) the percentage figure opposite such Semiannual Rent Payment Date set forth in the table appearing below by (ii) Lessor's Cost for the Equipment.

Semiannual Rent Payment Date                   Percentage of Lessor's Cost
----------------------------                   ---------------------------

     January 23, 1993                                 91.44643827
     July 23, 1993                                    91.76955339
     January 23, 1994                                 87.73287740
     July 23, 1994                                    88.03468599
     January 23, 1995                                 83.71119552
     July 23, 1995                                    84.07722636
     January 23, 1996                                 79.49944474
     July 23, 1996                                    79.88920055
     January 23, 1997                                 75.05479610
     July 23, 1997                                    75.47153923
     January 23, 1998                                 70.38627077
     July 23, 1998                                    70.83296751
     January 23, 1999                                 65.50007049
     July 23, 1999                                    65.97990512
     January 23, 2000                                 58.58439148
     July 23, 2000                                    59.07289152
     January 23, 2001                                 51.35902936
     July 23, 2001                                    51.88527709
     January 23, 2002                                 43.87329155
     July 23, 2002                                    44.44174308
     January 23, 2003                                 36.13658475
     July 23, 2003                                    36.75494320
     January 23, 2004                                 28.15559565
     July 23, 2004                                    27.59925144
     January 23, 2005                                 20.00000000

                                                                   SCHEDULE 3
                                                                        TO
                                                               LEASE AGREEMENT



                               TERMINATION VALUES

          The Termination Value as of a particular Semiannual Rent Payment Date shall mean the product derived from multiplying (i) the percentage figure opposite such Semiannual Rent Payment Date set forth in the table appearing below and (ii) Lessor's Cost for the Equipment.

Semiannual Rent Payment Date                     Percentage of Lessor's Cost
----------------------------                     ---------------------------

      January 23, 1993                                  83.87284472
      July 23, 1993                                     83.87284472
      January 24, 1994                                  79.53519038
      July 23, 1994                                     79.53519038
      January 23, 1995                                  74.87264573
      July 23, 1995                                     74.87264573
      January 23, 1996                                  69.88565472
      July 23, 1996                                     69.88565472
      January 23, 1997                                  64.60592135
      July 23, 1997                                     64.60592135
      January 23, 1998                                  59.03645502
      July 23, 1998                                     59.03645502
      January 23, 1999                                  53.17744861
      July 23, 1999                                     53.17744861
      January 23, 2000                                  45.21059248
      July 23, 2000                                     45.21059248
      January 23, 2001                                  36.87577458
      July 23, 2001                                     36.87577458
      January 23, 2002                                  28.19124512
      July 23, 2002                                     28.19124512
      January 23, 2003                                  19.15783909
      July 23, 2003                                     19.15783909
      January 23, 2004                                   9.77010606
      July 23, 2004                                      8.45788033
      January 23, 2005                                   0.00000000


                                      -9-